Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2005 RESULTS

-Second Quarter 2005 Net Revenue and EBITDA as Adjusted

Increase 9% and 12% Respectively, Exceeding High End of Guidance-

SANTA MONICA, CALIFORNIA, August 3, 2005 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and six-month periods ended June 30, 2005.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2005	2004		2005	2004
Net revenue	$75,109	$68,945	9%	$132,263	$120,995	9%
Operating expenses (1)	43,152	40,068	8%	83,125	78,727	6%
Broadcast cash flow (2)	31,957	28,877	11%	49,138	42,268	16%
EBITDA as adjusted (2)	27,761	24,757	12%	40,793	34,135	20%
Free cash flow (3)	$13,809	$15,176	(9%)	$15,602	$14,915	5%
Free cash flow per share, basic and diluted	$0.11	$0.12	(8%)	$0.13	$0.12 (4)	8%
Net income (loss)	$4,231	$5,091	(17%)	$(257)	$(132)	95%
Net income (loss) per share applicable to common stockholders: Basic and diluted	$0.03	$0.02	50%	$(0.00)	$(0.07)	(100%)
Basic weighted average common shares outstanding	124,268,627	87,178,430		124,241,105	87,159,468
Diluted weighted average common shares outstanding	124,454,771	124,454,254		124,241,105	87,159,468

(1)	Operating expenses include direct operating, selling, general and administrative expenses. It does not include corporate expenses, depreciation, amortization, non-cash stock-based compensation and gain on sale of assets.

(2)	Broadcast cash flow means operating income (loss) before corporate expenses, gain (loss) on sale of assets, depreciation and amortization and non-cash stock-based compensation. EBITDA as adjusted means broadcast cash flow less corporate expenses. The Company uses the term EBITDA as adjusted because that measure does not include non-cash stock-based compensation. The Company evaluates and projects the liquidity and cash flows of its business using several measures, including broadcast cash flow and EBITDA as adjusted. The Company considers these measures as important indicators of liquidity relating to its operations, as they eliminate the effects of non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, and non-cash stock-based compensation awards. The Company uses these measures to evaluate liquidity and cash flow improvement from year to year as they eliminate non-cash expense items. The Company believes its investors should use these measures because they may provide a better comparability of the Company’s liquidity to that of its competitors.

While the Company and many in the financial community consider broadcast cash flow and EBITDA as adjusted to be important, they should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. In addition, the Company’s definitions of broadcast cash flow and EBITDA as adjusted differ from those of many companies reporting similarly named measures.

(3)	Free cash flow is defined as EBITDA as adjusted less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense less non-cash interest expense relating to amortization of debt finance costs less interest income. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company makes bond interest payments twice a year. Free cash flow per share is defined as free cash flow divided by weighted average common shares outstanding.

(4)	The Series U preferred stock held by Univision was converted into shares of the Company’s new Class U common stock on July 1, 2004. If the Series U preferred stock had been treated as common stock outstanding, the basic weighted average common shares outstanding would have been 124,086,068 for the six-month period ended June 30, 2004. This calculation of common stock shares was used for the free cash flow calculation for the six-month period ended June 30, 2004.

Entravision Communications

Commenting on the Company’s results, Walter Ulloa, Chairman and Chief Executive Officer, said, “Our results for the second quarter once again outperformed the industry, as all three of our business segments exceeded our guidance and recorded solid top and bottom line growth. Operating fundamentals across our asset base remain strong as more advertisers see the value of Spanish-language media, and, as we continue to generate ratings increases, we are effectively converting these gains into additional advertising revenues.”

Mr. Ulloa continued, “Our diversified asset base and strategic focus on the fastest growing and highest density U.S. Hispanic markets provides us with a unique growth engine. We will continue to evaluate our footprint as we seek to enter new markets, strengthen existing clusters and improve operating leverage. We are executing on our business plan and remain in a strong position to capitalize on the robust growth of the Hispanic marketplace.”

Financial Results

Three Months Ended June 30, 2005 Compared to Three Months Ended June 30, 2004

(Unaudited)

	Three Months Ended June 30,
	2005	2004	% Change
Net revenue	$75,109	$68,945	9%
Operating expenses (1)	43,152	40,068 (2)	8%

Broadcast cash flow (1)	31,957	28,877	11%
Corporate expenses	4,196	4,120	2%

EBITDA as adjusted (1)	27,761	24,757	12%
Gain on sale of assets	—	(2,392)	NM
Non-cash stock-based compensation	143	(2)	NM
Depreciation and amortization	11,620	11,247	3%

Operating income	15,998	15,904	1%
Interest expense, net	(8,322)	(6,563)	27%

Income before income taxes	7,676	9,341	(18%)
Income tax expense	(3,453)	(4,320)	(20%)

Net income before equity in net earnings of nonconsolidated affiliates	4,223	5,021	(16%)
Equity in net earnings of nonconsolidated affiliates	8	70	(89%)

Net income	$4,231	$5,091	(17%)

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

(2)	Includes a one-time recovery of $961 thousand of operating expenses in accordance with the terms of an amendment to our marketing and sales agreement with Univision.

Net revenue increased to $75.1 million for the three-month period ended June 30, 2005 from $68.9 million for the three-month period ended June 30, 2004, an increase of $6.2 million, or 9%. Our television and radio

Entravision Communications

segments together accounted for $5.2 million of the increase, which was primarily attributable to an increase in advertising rates. The remaining $1.0 million of the increase came from our outdoor segment and was primarily attributable to an increase in advertising rates.

Company operating expenses increased to $43.2 million for the three-month period ended June 30, 2005 from $40.1 million for the three-month period ended June 30, 2004, an increase of $3.1 million, or 8%. The overall increase came mainly from our television and radio segments, which together accounted for an increase of $2.5 million. The increase from these segments was primarily attributable to a one-time recovery of prior year expenses of $1.0 million in accordance with the terms of an amendment to our marketing and sales agreement with Univision, an increase in commissions and national representation fees associated with the increase in net revenue, an increase in news production costs due to the expansion of our newscast operations and an increase in salaries, as well as expenses associated with radio station KBMB-FM acquired in the second half of 2004 and radio station KDLD-FM/KDLE-FM, partially offset by lower bad debt expense. The increase in operating expenses also came from an increase from our outdoor segment, which accounted for $0.6 million of the overall increase. The increase from this segment was primarily attributable to increased leasing expense and expenses associated with the addition of the new Sacramento bus advertising contract.

Broadcast cash flow increased to $32.0 million for the three-month period ended June 30, 2005 from $28.9 million for the three-month period ended June 30, 2004, an increase of $3.1 million, or 11%.

Corporate expenses increased to $4.2 million for the three-month period ended June 30, 2005 from $4.1 million for the three-month period ended June 30, 2004, an increase of $0.1 million, or 2%. The increase was mainly attributable to higher expenses associated with our compliance with the Sarbanes-Oxley Act of 2002, partially offset by lower insurance expenses.

EBITDA as adjusted increased to $27.8 million for the three-month period ended June 30, 2005 from $24.8 million for the three-month period ended June 30, 2004, an increase of $3.0 million, or 12%.

Six Months Ended June 30, 2005 Compared to Six Months Ended June 30, 2004

(Unaudited)

	Six Months Ended June 30,
	2005	2004	% Change
Net revenue	$132,263	$120,995	9%
Operating expenses (1)	83,125	78,727 (2)	6%

Broadcast cash flow (1)	49,138	42,268	16%
Corporate expenses	8,345	8,133	3%

EBITDA as adjusted (1)	40,793	34,135	20%
Gain on sale of assets	—	(3,396)	NM
Non-cash stock-based compensation	435	(42)	NM
Depreciation and amortization	23,052	22,034	5%

Operating income	17,306	15,539	11%
Interest expense, net	(16,355)	(13,346)	23%

Income before income taxes	951	2,193	(57%)
Income tax expense	(1,091)	(2,284)	(52%)

Net loss before equity in net loss of nonconsolidated affiliates	(140)	(91)	54%
Equity in net loss of nonconsolidated affiliates	(117)	(41)	185%

Net loss	$(257)	$(132)	95%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

(2)	Includes a one-time recovery of $961 thousand of operating expenses in accordance with the terms of an amendment to our marketing and sales agreement with Univision.

Net revenue increased to $132.3 million for the six-month period ended June 30, 2005 from $121.0 million for the six-month period ended June 30, 2004, an increase of $11.3 million, or 9%. Excluding the net revenue contributed during the first half of 2004 by the radio stations in Chicago and Fresno that we sold in the first half of 2004, net revenue would have increased by $11.9 million. The overall increase came mainly from our television and radio segments, which together accounted for an increase of $9.9 million. The increase from these segments was attributable to increased inventory sold, increased rates for that inventory and increased revenue due to a full six-month period of operations of our 2004 acquisitions. The remaining $1.4 million of the overall increase in net revenue came from our outdoor segment and was attributable to an increase in advertising rates.

Company operating expenses increased to $83.1 million for the six-month period ended June 30, 2005 from $78.7 million for the six-month period ended June 30, 2004, an increase of $4.4 million, or 6%. Excluding the operating expenses incurred during the first half of 2004 by the radio stations in Chicago and Fresno that we sold in the first half of 2004, operating expenses would have increased $5.0 million. Our television and radio segments accounted for $3.8 million of the increase. The increase from these segments was attributable to a one-time recovery of prior year expenses of $1.0 million in accordance with the terms of an amendment to our marketing and sales agreement with Univision, an increase in commissions and national representation fees associated with the increase in net revenue, an increase in news production costs due to the expansion of our newscast operations and an increase in salaries, as well as expenses associated with radio station KBMB-FM acquired in the second half of 2004 and radio station KDLD-FM/KDLE-FM, partially offset by lower bad debt expense. The overall increase in operating expenses was also partially attributable to our outdoor segment, which accounted for approximately $0.6 million of the overall increase. The increase from this segment was primarily attributable to increased leasing expense.

Broadcast cash flow increased to $49.1 million for the six-month period ended June 30, 2005 from $42.3 million for the six-month period ended June 30, 2004, an increase of $6.8 million, or 16%.

Corporate expenses increased to $8.3 million for the six-month period ended June 30, 2005 from $8.1 million for the six-month period ended June 30, 2004, an increase of $0.2 million, or 3%. The increase was mainly attributable to higher expenses associated with our compliance with the Sarbanes-Oxley Act of 2002, partially offset by lower insurance expenses.

EBITDA as adjusted increased to $40.8 million for the six-month period ended June 30, 2005 from $34.1 million for the six-month period ended June 30, 2004, an increase of $6.7 million, or 20%.

Pro Forma Segment Results

With the sale of the Company’s radio assets in Chicago, Illinois in the second quarter of 2004, the Company no longer has any remaining broadcasting operations in that market. As a result, the Company has elected to present its segment information on a pro forma basis by eliminating its broadcasting results from that market in both of the periods presented so that the comparisons between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits an entire market or enters a new market. A table reconciling each pro forma financial measure to its most directly comparable GAAP financial measure is included beginning on page 9.

Entravision Communications

The following is the Company’s selected unaudited pro forma segment information for the second quarter of 2005 and 2004:

	Three Months Ended June 30,
	2005	2004	% Change
Net Revenue
Television	$38,756	$36,046	8%
Radio	27,212	24,571	11%
Outdoor	9,141	8,188	12%

Total	$75,109	$68,805	9%

Operating Expenses (1)
Television	$20,005	$18,465	8%
Radio	15,896	14,767	8%
Outdoor	7,251	6,662	9%

Total	$43,152	$39,894	8%

Broadcast Cash Flow (1)
Television	$18,751	$17,581	7%
Radio	11,316	9,804	15%
Outdoor	1,890	1,526	24%

Total	$31,957	$28,911	11%

EBITDA as adjusted (1)
Corporate expenses	$4,196	$4,120	2%

Total	$27,761	$24,791	12%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended June 30,
	2005	2004	% Change
Net Revenue
Television	$38,756	$36,046	8%
Radio	27,212	24,711	10%
Outdoor	9,141	8,188	12%

Total	$75,109	$68,945	9%

Operating Expenses (1)
Television	$20,005	$18,465	8%
Radio	15,896	14,941	6%
Outdoor	7,251	6,662	9%

Total	$43,152	$40,068	8%

Broadcast Cash Flow (1)
Television	$18,751	$17,581	7%
Radio	11,316	9,770	16%
Outdoor	1,890	1,526	24%

Total	$31,957	$28,877	11%

EBITDA as adjusted (1)
Corporate expenses	$4,196	$4,120	2%

Total	$27,761	$24,757	12%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

Guidance

The following is the Company’s guidance for the third quarter of 2005. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking (unaudited; in thousands):

	Q3 2005	Q3 2004	% Change
		(unaudited)
Net Revenue:
Television	$38,100 - $38,300	$36,428	5%
Radio	28,100 - 28,400	25,303	11% - 12%
Outdoor	9,250 - 9,350	8,293	12% - 13%

Total net revenue	75,450 - 76,050	70,024	8% - 9%
Operating expenses	44,900 - 45,100	42,028	7%

Corporate expenses	4,250 - 4,300	4,442	(4%) - (3%)

Entravision Communications Corporation will hold a conference call to discuss its 2005 second quarter results on August 3, 2005 at 5:00 PM Eastern Daylight Time. To access the conference call, please dial 212-676-5378 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 75% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 54 owned and operated radio stations. The company’s outdoor operations consist of approximately 11,100 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo Chief Financial Officer Entravision Communications Corporation 310-447-3870	Mike Smargiassi / Jonathan Lesko Brainerd Communicators, Inc. 212-986-6667

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net revenue (including related parties of $150, $289, $300 and $551)	$75,109	$68,945	$132,263	$120,995

Expenses:
Direct operating expenses (including related parties of $3,038, $3,141, $5,393 and $5,401)	30,577	28,733	57,882	54,735
Selling, general and administrative expenses	12,575	11,335	25,243	23,992
Corporate expenses	4,196	4,120	8,345	8,133
Gain on sale of assets	—	(2,392)	—	(3,396)
Non-cash stock-based compensation	143	(2)	435	(42)
Depreciation and amortization	11,620	11,247	23,052	22,034

Total operating expenses	59,111	53,041	114,957	105,456

Operating income	15,998	15,904	17,306	15,539
Interest expense	(8,535)	(6,630)	(16,716)	(13,502)
Interest income	213	67	361	156

Income before income taxes	7,676	9,341	951	2,193
Income tax expense	(3,453)	(4,320)	(1,091)	(2,284)

Net income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	4,223	5,021	(140)	(91)
Equity in net earnings (loss) of nonconsolidated affiliates	8	70	(117)	(41)

Net income (loss)	4,231	5,091	(257)	(132)
Accretion of preferred stock redemption value	—	(3,113)	—	(6,144)

Net income (loss) applicable to common stock	$4,231	$1,978	$(257)	$(6,276)

Net income (loss) per share applicable to common stockholders	$0.03	$0.02	$(0.00)	$(0.07)

Net income (loss) per share, basic and diluted	$0.03	$0.02	$(0.00)	$(0.07)

Basic weighted average common shares outstanding	124,268,627	87,178,430	124,241,105	87,159,468

Diluted weighted average common shares outstanding	124,454,771	124,454,254	124,241,105	87,159,468

Entravision Communications

Entravision Communications Corporation

Reconciliation of Broadcast Cash Flow, EBITDA as Adjusted and

Free Cash Flow to Net Income (loss)

(In thousands) (Unaudited)

The most directly comparable GAAP financial measure to each of broadcast cash flow, EBITDA as adjusted and free cash flow is net income (loss). A reconciliation of these non-GAAP measures to net income (loss) for each of the periods presented is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Broadcast cash flow (1)	$31,957	$28,877	$49,138	$42,268
Corporate expenses	4,196	4,120	8,345	8,133

EBITDA as adjusted (1)	27,761	24,757	40,793	34,135
Gain from sale of assets	—	(2,392)	—	(3,396)
Non-cash stock-based compensation	143	(2)	435	(42)
Depreciation and amortization	11,620	11,247	23,052	22,034

Operating income	15,998	15,904	17,306	15,539
Interest expense	(8,535)	(6,630)	(16,716)	(13,502)
Interest income	213	67	361	156

Income before income taxes	7,676	9,341	951	2,193
Income tax expense	(3,453)	(4,320)	(1,091)	(2,284)

Income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	4,223	5,021	(140)	(91)
Equity in net earnings (loss) of nonconsolidated affiliates	8	70	(117)	(41)

Net income (loss)	$4,231	$5,091	$(257)	$(132)

(1)	Broadcast cash flow and EBITDA as adjusted are defined on page 1.

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
EBITDA as adjusted (1)	$27,761	$24,757	$40,793	$34,135
Net interest expense (1)	(7,724)	(5,769)	(15,159)	(11,736)
Cash paid for income taxes	(382)	(396)	(872)	(671)
Capital expenditures (2)	(5,846)	(3,416)	(9,160)	(6,813)

Free cash flow (1)	13,809	15,176	15,602	14,915
Capital expenditures (2)	5,846	3,416	9,160	6,813
Non-cash interest expense relating to amortization of debt finance costs	(598)	(794)	(1,196)	(1,610)
Non-cash income tax expense	(3,071)	(3,924)	(219)	(1,613)
Gain on sale of assets	—	2,392	—	3,396
Non-cash stock-based compensation	(143)	2	(435)	42
Depreciation and amortization	(11,620)	(11,247)	(23,052)	(22,034)

Income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	4,223	5,021	(140)	(91)
Equity in net earnings (loss) of nonconsolidated affiliates	8	70	(117)	(41)

Net income (loss)	$4,231	$5,091	$(257)	$(132)

(1)	EBITDA as adjusted, net interest expense and free cash flow are defined on page 1.

(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma Measures to GAAP Measures

(In thousands)

(Unaudited)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses, radio broadcast cash flow, total broadcast cash flow and EBITDA as adjusted – to its respective GAAP financial measure. The reconciliation of each of broadcast cash flow and EBITDA as adjusted to net income (loss) is set forth above.

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Radio net revenue	$27,212	$24,711	$46,987	$43,031
Less Fresno and Chicago markets	—	(140)	—	(628)

Pro forma radio net revenue	$27,212	$24,571	$46,987	$42,403
Total net revenue	$75,109	$68,945	$132,263	$120,995
Less Fresno and Chicago markets	—	(140)	—	(628)

Pro forma total net revenue	$75,109	$68,805	$132,263	$120,367
Radio operating expenses (1)	$15,896	$14,941	$30,000	$28,689
Less Fresno and Chicago markets	—	(174)	—	(608)

Pro forma radio operating expenses (1)	$15,896	$14,767	$30,000	$28,081
Total operating expenses (1)	$43,152	$40,068	$83,125	$78,727
Less Fresno and Chicago markets	—	(174)	—	(608)

Pro forma total operating expenses (1)	$43,152	$39,894	$83,125	$78,119
Radio broadcast cash flow (1)	$11,316	$9,770	$16,987	$14,342
Less Fresno and Chicago markets	—	34	—	(20)

Pro forma radio broadcast cash flow (1)	$11,316	$9,804	$16,987	$14,322
Total broadcast cash flow (1)	$31,957	$28,877	$49,138	$42,268
Less Fresno and Chicago markets	—	34	—	(20)

Pro forma total broadcast cash flow (1)	$31,957	$28,911	$49,138	$42,248
EBITDA as adjusted (1)	$27,761	$24,757	$40,793	$34,135
Less Fresno and Chicago markets	—	34	—	(20)

Pro forma EBITDA as adjusted (1)	$27,761	$24,791	$40,793	$34,115

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.